Exhibit 99.1

Square Completes Sale of Caviar to DoorDash

San Francisco—November 1, 2019—Square, Inc. (NYSE: SQ) (the “Company”) today announced that it has completed its sale of Caviar to DoorDash, Inc. on October 31, 2019, for $410 million in a mix of cash and DoorDash stock. In connection with the closing, Square is providing details on Caviar’s contribution to the Company’s previously announced guidance.

Caviar will be included in Square’s financial results through October 2019, but will no longer be included following the completion of the sale. Accordingly, Square is providing the following details on the amount Caviar had been projected to contribute at the time of the guidance provided in the Company’s second quarter 2019 Shareholder Letter.

	Full Year 2019	Remainder of 2019¹
Total net revenue	$190 million	$32 million
Adjusted Revenue	$190 million	$32 million
Adjusted EBITDA	$(9) million	$(1) million

¹ Represents forecasted Caviar contribution for November and December 2019 at the time of the guidance provided in the Company’s second quarter 2019 Shareholder Letter

Square is not otherwise updating or commenting on its previously announced guidance at this time. As a reminder, on November 6, 2019, Square will release financial results for the third quarter of 2019 and will discuss guidance for the full year of 2019 at that time.

About Square

Square, Inc. (NYSE: SQ) revolutionized payments in 2009 with Square Reader, making it possible for anyone to accept card payments using a smartphone or tablet. Today, we build tools to empower businesses and individuals to participate in the economy. Sellers use Square to reach buyers online and in-person, manage their business, and access financing. And individuals use Cash App to spend, send, store, and invest money. Square has offices in the United States, Canada, Japan, Australia, Ireland, and the UK.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of the Company and its consolidated subsidiaries; the Company’s expected financial results for the fourth quarter and full fiscal year 2019 and the Company’s expectations regarding Caviar’s financial results in future periods. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions and other factors that may cause the Company’s actual results, performance or achievements to differ materially from results expressed or implied in this press release. Investors are cautioned not to place undue reliance on these statements and reported results should not be considered as an indication of future performance.

Risks that contribute to the uncertain nature of the forward-looking statements include, among others, the Company’s ability to deal with the substantial and increasingly intense competition in its industry; changes to the rules and practices of payment card networks and acquiring processors; the impact of acquisitions or divestitures, strategic investments or entries into new businesses, including the divestiture of Caviar; the ability to realize the expected benefits from the divestiture of Caviar in the expected time period, or at all; as well as other risks listed or described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 (the “Q2 10-Q”), which is on file with the SEC and available on the investor relations page of the Company’s website. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.

NON-GAAP FINANCIAL MEASURES

For a discussion of Non-GAAP financial measures and how the Company uses them, please see the Q2 10-Q.

As a reminder, Adjusted Revenue is total net revenue, less transaction-based costs and bitcoin costs, and excludes the effect of deferred revenue adjustment related to purchase accounting. None of those adjustments apply to our Caviar business. We therefore have not reconciled Caviar contribution to Adjusted Revenue for the periods presented above to Total Net Revenue because those metrics for our Caviar business are the same.

We have not reconciled Caviar contribution to Adjusted EBITDA for the periods presented above to its GAAP equivalent as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense and weighted-average fully diluted shares outstanding. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that material changes to these reconciling items could have a significant effect on our Adjusted EBITDA guidance and future GAAP results.

Media Contact:

press@squareup.com

Investor Relations Contact:

ir@squareup.com